Exhibit 99.1

Contact: Kris Jommersbach
Gemini Communications
+1 (610) 935-1633
krisj@geminiinc.com

AGY ANNOUNCES DECISION TO

INITIATE PROCESS TO SELL ITS CFM BUSINESS

AIKEN, SC USA - ( July 25, 2012) - AGY, a leading global producer of fiber glass yarns and high-strength fiber glass reinforcements for composites, announced today that it has decided to initiate the process to sell its continuous filament mat (CFM) business. “This decision regarding our CFM business was made to better align the company’s strategic objectives and product portfolio,” said Drew Walker, President of AGY. The proposed sale will have no impact on AGY’s core yarn and specialty roving business.

Re-aligning its product portfolio will allow AGY to return to its core capabilities and focus on its specialty materials products. “AGY has the product portfolio and technology to take advantage of continued acceptance of our products as replacements for more traditional materials, such as metal and wood,” said Walker. “In this regard, the composites industry has a strong, proven track record for high-volume usage.”

AGY anticipates selling the CFM plant and facilities in Huntingdon Pennsylvania that make up the CFM business, including the wound products and conductive roving business. Since acquiring the plant in 2007, AGY has profitably produced the unique glass fiber product used in the production of electrical insulation panels, pultruded shapes for industrial products, energy market products for power generation and oil rig safety, and composite parts for automotive interiors. AGY will continue operating the plant until a transaction is completed.

While the CFM product line and its customer base are no longer core to AGY’s strategic business plan for the future, AGY has every confidence that it is poised for growth. “AGY CFM is a solid business,” said Walker. “We believe the business will benefit from being owned by a company aligned with its objectives.”

For more information, please call 888-434-0945, or visit our website at www.agy.com.

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Forward-Looking Statements

Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are general economic and business conditions; the sale of the CFM business may not be completed within the anticipated timeframe or at all; the Company’s substantial debt and ability to generate cash flows to service its debt; the Company’s compliance with the financial covenants contained in its various debt agreements; changes in market conditions or product demand (including whether or not the Company is awarded certain new defense contracts that it has sought to obtain); the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy and raw material costs and availability; downward selling price movements; currency and interest rate fluctuations; increases in the Company’s leverage; the Company’s ability to effectively integrate acquisitions; changes in the Company’s business strategy or development plans; the timing and cost of plant closures; the success of new technology; and increases in the cost of compliance with laws and regulations. Factors that could cause actual results to differ materially from these forward-looking statements include but are not limited to those risk factors listed from time to time in the reports that the Company furnishes to its indenture trustee and holders of its 11% senior third lien notes and the Company’s filings with the US Securities and Exchange Commission. AGY does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About AGY

AGY is a leading global producer of fiber glass yarns and high-strength fiber glass reinforcements used in a variety of composites applications. The company serves a diverse range of markets including aerospace and defense, electronics, construction and industrial. Headquartered in Aiken, South Carolina, USA, AGY has a European office in Lyon, France and manufacturing facilities in Aiken, South Carolina, USA, Huntingdon, Pennsylvania, USA and in Shanghai, China.